LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING PURPOSES Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Ian Graham, Krista Jones McAninley, Amy Bruch, Jo Sienche, and Ann Becchina, acting individually, as the undersigned’s true and lawful attorney-in-fact and agent, with full power and authority, including substitution and revocation, as hereinafter described on behalf of and in the name, place and stead of the undersigned to: (1) execute and deliver for, and on behalf of, the undersigned, in the undersigned’s individual capacity as an officer and/or director of Ferguson Enterprises Inc. (the “Company”), including without limitation, Forms 3, 4 and 5, and any amendments thereto, relating to the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) as well as notices on Form 144 and amendments thereto, filed pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (2) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information; (3) do and perform any and all acts for, and on behalf of, the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, and any amendments thereto, notices on Form 144 and amendments thereto, or any other required report relating to any of the foregoing and timely file such notices, forms or reports with the U.S. Securities and Exchange Commission, The New York Stock Exchange and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act or Rule 144 promulgated under the Securities Act, as applicable; and (4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s sole discretion. The undersigned hereby acknowledges that (a) the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned; (b) this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney- in-fact without independent verification of such information; (c) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable; (d) neither the Company nor any attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act or Securities Act, as applicable, (ii) any liability of the undersigned for any failure to comply with such requirements, (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act or (iv) any liability resulting from a failure to qualify for the safe harbor under Rule 144; and (e) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act or Securities Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act or Rule 144 promulgated under the Securities Act, as applicable. This Limited Power of Attorney shall remain in full force and effect (and shall survive, if necessary, by incapacity and/or death) until the undersigned is no longer required to file Forms 3, 4 and 5 or notices on Form 144 with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date noted below. _/s/ William Brundage_ William Brundage Date____7/18/2024____